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                              THE LOEWEN GROUP INC.


                             UNDERWRITING AGREEMENT
                             ----------------------
                                 (U.S. Version)


                                                               ___________, 1997




SMITH BARNEY INC.
ALEX BROWN & SONS INCORPORATED
GOLDMAN, SACHS & CO.
NESBITT BURNS SECURITIES, INC.,
  c/o SMITH BARNEY INC.
  388 Greenwich Street
  New York, New York 10013

Dear Ladies and Gentlemen:

     The Loewen Group Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the "Company"), proposes to issue and sell of its Common shares without par value (the
"Firm Shares") to the several Underwriters named in Schedule I hereto (the "U.S. Underwriters") for whom you are acting as representatives (the "U.S. Representatives"). In addition, solely for the purpose of covering over-allotments, the Company proposes to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to of its Common shares without par value (the "Additional Shares", and with the Firm Shares, the "U.S. Shares").

     It is understood and agreed by all parties that the Company is concurrently entering into a Canadian Underwriting Agreement, dated the date hereof (the "Canadian Underwriting Agreement"), providing for the issue and sale by the
Company of                                of its Common shares without par value
(the "Canadian Firm Shares") and providing an option to purchase up to an
additional                            of its Common shares without par value
solely for the purpose of covering over-allotments (the "Canadian Additional Shares" and, with the Canadian Firm Shares, the "Canadian Shares"), through arrangements with certain underwriters named in the Canadian Underwriting Agreement (the "Canadian Underwriters"), for whom Nesbitt Burns Inc., RBC Dominion Securities and

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Smith Barney Canada Inc. are acting as lead managers (the "Lead Managers"). The
Canadian Shares and the U.S. Shares, collectively, are herein referred to as the "Shares." The Company's Common shares without par value, including the U.S. Shares and the Canadian Shares, are hereinafter referred to as the "Common Shares."

     The Company also understands that the U.S. Representatives on behalf of the several U.S. Underwriters are simultaneously entering into an intersyndicate agreement with the Lead Managers on behalf of the Canadian Underwriters (the "Intersyndicate Agreement") which provides for the coordination of the offerings of Shares by, and certain transactions between the U.S. Underwriters and the Canadian Underwriters. The Company understands that pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Canadian Underwriters a portion of the Canadian Shares or sell to the Canadian Underwriters a portion of the U.S. Shares. The Company understands that any such purchases and sales between the U.S. Underwriters and the Canadian Underwriters shall be governed by the Intersyndicate Agreement and shall not be governed by the terms of this Agreement or the Canadian Underwriting Agreement.

     The Company confirms as follows its agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the U.S. Shares.

     1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (the "registration statement"), relating to certain debt and equity securities and warrants (the "Shelf Securities") to be issued from time to time by the Company. The Company also has included a prospectus supplement specifically relating to the offering of the U.S. Shares in the registration statement. The registration statement (including all financial schedules and exhibits) as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the U.S. Shares is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the U.S. Shares in the form first used to confirm sales of the U.S. Shares is hereinafter referred to as the "U.S. Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of U.S. Prospectus (a " U.S. Prepricing Prospectus") previously filed with the Commission or any U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act which were filed under


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the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any U.S. Prepricing Prospectus or any U.S. Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Prepricing Prospectus or any U.S. Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any U.S. Prepricing Prospectus or any U.S. Prospectus, as the case may be, which are deemed to be incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any U.S. Prepricing Prospectus, any U.S. Prospectus, or any amendment or supplement thereto. The terms "Registration Statement" and "U.S. Prospectus" include information omitted therefrom in reliance on Rule 430A and included in a prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act.

     It is understood that two forms of prepricing prospectus and two forms of prospectuses are to be used in connection with the offering and sale of the
Shares: the U.S. Prepricing Prospectus and the U.S. Prospectus relating to the U.S. Shares, and prepricing prospectuses (described and defined as the Canadian Preliminary Prospectus and the Canadian Final PREP Prospectus in the Canadian Underwriting Agreement) and a prospectus (described and defined as the Canadian Prospectus in the Canadian Underwriting Agreement) relating to the Canadian Shares which are to be offered and sold in Canada to Canadian Persons (the "Canadian Prepricing Prospectus" and the "Canadian Prospectus," respectively). Any reference in this Agreement to any Canadian Prepricing Prospectus and any Canadian Prospectus shall be deemed to refer to and include any amendment or supplement thereto and also shall be deemed to refer to and include the information incorporated by reference therein as of their respective dates. The Canadian Prospectus shall be the form of the Canadian prospectus first used to confirm sales of the Canadian Shares. The U.S. Prospectus and the Canadian Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the Canadian Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Securities Act or the Exchange Act as applicable; "Canadian Person" means any resident of Canada, any corporation, partnership, pension, profit-sharing or other trust or other entity created or organized in or under or governed by the laws of Canada or any political subdivision thereof or any estate or trust the income of which is subject to Canadian income taxation regardless of the source of its income (other than the foreign branch of any Canadian Person), and includes any Canadian branch of a person other than a Canadian Person; "Canadian Securities Laws" has the meaning ascribed thereto in the Canadian Underwriting

Agreement; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

     2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, the Company hereby agrees to issue and sell to each U.S. Underwriter and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of U.S. $ per Common Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

     Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company also agrees to sell to the U.S. Underwriters, and the U.S. Underwriters shall
have the right to purchase from the Company, up to                Additional
Shares, at the purchase price per Share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 5:00 p.m., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). Upon any exercise of the over-allotment option, each U.S. Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the number of Additional Shares to be sold as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

     As compensation to the U.S. Underwriters for their commitments hereunder, the Company will pay, on the Closing Date or any Option Closing Date (as defined in Section 4 hereof) to Smith Barney Inc., for the accounts of the several U.S. Underwriters, U.S. $______________ per Share for each Share delivered by the Company hereunder at such time.

     3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the U.S. Underwriters propose to make an offering of their respective portions of the U.S. Shares (and such Common Shares as may be purchased pursuant to the Intersyndicate Agreement) to the public outside of Canada and to other than Canadian Persons as soon after this Agreement has become effective, the Registration Statement has become effective (if not already effective in accordance with Rule 430A), the Canadian Underwriting Agreement has been duly executed and delivered by the Company and the Canadian Underwriters and the Intersyndicate Agreement has been duly executed and delivered by the U.S.

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Representatives and the Lead Managers, as in your judgment is advisable and initially to offer the U.S. Shares upon the terms set forth in the U.S. Prospectus.

     4. DELIVERY OF THE U.S. SHARES AND PAYMENT THEREFOR. Delivery to the U.S. Underwriters of and payment by the U.S. Underwriters for the Firm Shares shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on _________, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you and the Company.

     Delivery to the U.S. Underwriters of and payment by the U.S. Underwriters for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned offices of Davis Polk & Wardwell at such time on such date or dates (each an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Company of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company by you at any time within 30 days after the date of the U.S. Prospectus. The place of closing for any Additional Shares and any Option Closing Date for such Shares may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of same day or other immediately available funds to the order of the Company at the account designated by the Company at least one business day preceding the Closing Date or Option Closing Date, as the case may be.

     5. AGREEMENTS OF THE COMPANY. The Company agrees with the several U.S. Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment

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     thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, that the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or Prospectus or for additional information relating thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and
     (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act or the Canadian Securities Laws, that makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder or the Canadian Securities Laws to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Securities Act, the Canadian Securities Laws or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you, without charge, (i) five copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request and (iii) such number of copies of the Incorporated Documents, and exhibits thereto, as you may reasonably request.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the

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     Prospectuses of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the U.S. Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act which, upon filing, becomes an Incorporated Document, without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the U.S. Underwriters a U.S. Prospectus is required by the Securities Act to be delivered in connection with sales by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Securities Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Securities Act, the Canadian Securities Laws or any other law, the Company will


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     forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document) and will expeditiously furnish to the U.S. Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several U.S. Underwriters, agree that the U.S. Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission and (ii) from time to time such other information concerning the Company as you may reasonably request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including


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

     reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

          (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses.

          (l) If Rule 430A of the Securities Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Securities Act and will advise you of the time and manner of such filing.

          (m) For a period of 90 days after the Closing Date (the "Lock-up Period"), the Company will not, without the prior written consent of Smith Barney Inc, and Nesbitt Burns Inc., offer, sell, contract to sell or otherwise dispose of any Common Shares (or any securities convertible into or exercisable or exchangeable for Common Shares) or grant any options or warrants to purchase Common Shares, except for (i) Common Shares to be sold to the U.S. Underwriters pursuant to this Agreement and the Canadian Underwriters pursuant to the Canadian Underwriting Agreement, (ii) Common Shares issued on exercise of options outstanding on the date of this Agreement, (iii) options to purchase Common Shares granted under the Company's employee stock option plans, (iv) Common Shares offered or sold under the Company's employee share purchase plans, (v) Common Shares granted to employees of the Company under the Company's share bonus plan,
     (vi) Common Shares and options to purchase Common Shares offered, issued or granted to directors of the Company under the 1994 Outside Director Compensation Plan, (vii) Common Shares issued on conversion of the Series C Preferred Shares of the Company and (viii) Common Shares offered or issued in connection with the acquisition by the Company of funeral home, cemetary or related businesses and properties, provided that each person to whom such shares are issued agrees to be bound by the foregoing restrictions.

          (n) The Company has furnished or will furnish to you "lock-up" letters in form and substance satisfactory to you, signed by each of its current executive officers and directors.

          (o) Except as stated in this Agreement and in the Canadian Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.



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          (p) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the effectiveness of the registration statement.

          (q) The Company will provide you with copies of any notices given by the Company to the Lead Managers or the Canadian Underwriters pursuant to the Canadian Underwriting Agreement and will comply with its covenants and agreements contained in the Canadian Underwriting Agreement.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each U.S. Underwriter that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) Each U.S. Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act; except that this representation and warranty does not apply to statements in or omissions from such U.S. Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any U.S. Underwriter or Canadian Underwriter furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Canadian Underwriter through the Lead Managers expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

          (c) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied or will comply in all material respects with the provisions of the Securities Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any U.S. Underwriter or Canadian Underwriter furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Canadian Underwriter through the Lead Managers expressly for use therein.

          (d) All the outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the U.S. Underwriters and the Canadian Underwriters against payment therefor in accordance with the terms hereof and the terms of the Canadian Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the share capital of the Company conforms to the description thereof in the Registration Statement and the Prospectuses.

          (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the Province of British Columbia, Canada with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (f) Each of the subsidiaries of the Company that is a significant subsidiary (each, a "Significant Subsidiary") -- is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly, free and clear, except as disclosed in the Registration Statement and the Prospectuses, of any lien, adverse claim, security interest, equity or encumbrance.


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

          (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Significant Subsidiaries which are materially adverse to the Company and its subsidiaries, taken as a whole, or to which the Company or any of the Significant Subsidiaries, or to which any of their respective properties, is subject which are material to the Company and its subsidiaries, taken as a whole, that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments relating to the Company that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act, the Exchange Act or the Canadian Securities Laws. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Prospectuses are correct in all material respects.

          (h) Neither the Company nor any of the Significant Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Significant Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults in the aggregate would not have a Material Adverse Effect).

          (i) Neither the offer, issuance and sale of the Shares, the execution, delivery or performance of this Agreement or the Canadian Underwriting Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Securities Act and compliance with the Canadian Securities Laws and the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement and the Canadian Underwriting Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Significant Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Significant Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (j) The accountants, KPMG, who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Securities Act and the Canadian Securities Laws.

          (k) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the books and records of the Company and its subsidiaries.

          (l) The execution and delivery of, and the performance by the Company of its obligations under, each of this Agreement and the Canadian Underwriting Agreement have been duly and validly authorized by the Company, and each of this Agreement and the Canadian Underwriting Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (m) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Significant Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, and there has not been any change in the share capital of the Company, or material increase in the short-term debt or long-term debt of the Company or any of the Significant Subsidiaries, or any development having, or which may reasonably be expected to have, a Material Adverse Effect.

          (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Securities Act and the Canadian Securities Laws.

          (o) The Company and each of its subsidiaries have filed all tax returns required to be filed, which are material to the Company and its subsidiaries, taken as a whole, which returns are true and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (p) Except as described in the Prospectuses, no holder of any security of the Company has any right to require registration of Common Shares or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or the Canadian Underwriting Agreement, or otherwise.

          (q) The Company is not and, upon sale of the Shares to be issued and sold in accordance herewith and the Canadian Underwriting Agreement and upon application of the net proceeds to the Company from such sale as described in the Prospectuses under the caption "Use of

     Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (r) No taxes, fees or other charges are payable by the several U.S. Underwriters under the laws of Canada or any political subdivision or taxing authority thereof or therein in connection with the issue, sale or delivery of the U.S. Shares to the U.S. Underwriters by the Company hereunder. No taxes, fees or other charges are payable by the several Canadian Underwriters under the laws of the United States or any political subdivision or taxing authority thereof or therein in connection with the issue, sale or delivery of the Canadian Shares to the Canadian Underwriters by the Company pursuant to the Canadian Underwriting Agreement.

          (s) Each of the representations and warranties of the Company contained in the Canadian Underwriting Agreement is true and correct on and as of the date hereof or such other date or time as is specified therein.

     7. INDEMNIFICATION AND CONTRIBUTION. The Company agrees to indemnify and hold harmless you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectuses or in the Registration Statement or the Prospectuses or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter or Canadian Underwriter furnished in writing to the Company by or on behalf of any U.S. Underwriter through you or by or on behalf of any Canadian Underwriter through a Lead Manager expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such U.S. Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

     (b) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company, such U.S. Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the Company and such U.S. Underwriter or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any U.S. Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement, the Prospectuses or any Prepricing Prospectuses, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectuses or any Prepricing Prospectuses, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph (c), such U.S. Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting fees received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

     (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The several obligations of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

     (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become
effective not later than              New York City time, on the date hereof, or
at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

     (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect, not contemplated by the Prospectuses, which in your opinion, as Representatives of the several U.S. Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Securities Act, the Canadian Securities Laws or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several U.S. Underwriters, adversely affect the market for the Shares.

     (c) You shall have received on the Closing Date an opinion of Russell & DuMoulin, Canadian counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

          (i) The Company has been duly incorporated and validly exists as a corporation under the Company Act of British Columbia and is in good standing with respect to the filing of its annual returns with the office of the Registrar of Companies for the Province of British Columbia, with all corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectuses;

          (ii) With such exceptions as are not material, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in Canada in which it owns or leases properties, or conducts any business, so as to require such qualification and in which the failure to so qualify would have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of other counsel and upon certificates of public official or officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in so relying upon such opinions and certificates);

          (iii) The Company has an authorized capitalization as set forth in the Prospectuses, and all of the issued share capital of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and conforms to the descriptions thereof contained in the Prospectuses;

          (iv) The Shares to be issued and sold to the U.S. Underwriters and Canadian Underwriters by the Company under this Agreement and the Canadian Underwriting Agreement have been duly authorized and when issued and delivered to the U.S. Underwriters and Canadian Underwriters against payment therefor in accordance with the terms of this Agreement and the Canadian Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any (A) preemptive rights or (B) to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Common Shares upon the issuance thereof by the Company;

          (v) The Company has the corporate power and authority to enter into this Agreement and the Canadian Underwriting Agreement and to issue, sell and deliver the Shares to be sold by it to the U.S. Underwriters and Canadian Underwriters as provided herein and therein, and each of this Agreement and the Canadian Underwriting Agreement have been duly authorized, executed and delivered by the Company (to the extent, in the case of this Agreement, execution and delivery is governed by the laws of British Columbia) and, in the case of the Canadian Underwriting Agreement, is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that its enforceability is subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and that specific performance and injunctive relief may not be available and except to the extent that the rights to indemnity and contribution provided for therein may be limited by applicable law or the public policy underlying such law;

          (vi) To the best of such counsel's knowledge and other than as set forth in the Prospectuses, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or threatened by others; and such counsel has not received notice that any such proceeding or investigations are contemplated by governmental authorities or threatened by others;

          (vii) Neither the issuance, sale or delivery of the Shares, nor the execution, delivery or performance of this Agreement or the Canadian Underwriting Agreement, or compliance by the Company with all provisions of this Agreement and the Canadian Underwriting Agreement, nor consummation by the Company of the transactions contemplated hereby or by the Canadian Underwriting Agreement conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of the organizational documents of the Company or any statute or any order, rule or regulation of any court or governmental agency or body of the Province of British Columbia or Canada applicable therein having jurisdiction over the Company or any of its properties;

          (viii) A final expedited review receipt has been obtained in respect of the Canadian Final PREP Prospectus (as defined in the Canadian Underwriting Agreement) from the British Columbia Securities Commission pursuant to the Expedited Review System (as defined in the Canadian Underwriting Agreement) and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the Canadian Securities Laws to permit the Shares to be issued, offered, sold and delivered in each of the provinces of Canada by or through persons registered under such laws; and no other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of Canada or any province thereof is required for the execution and delivery of this Agreement or the Canadian Underwriting Agreement by the Company or the consummation by the

     Company of the transactions contemplated by this Agreement or the Canadian Underwriting Agreement (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of other counsel, provided that such counsel shall state that they believe that both you and they are justified in so relying upon such opinions);

          (ix) The Company is not in violation of its organizational documents or, to the best of such counsel's knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or its properties may be bound that is material to the Company and its subsidiaries, taken as a whole;

          (x) No stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of the Province of British Columbia or the laws of Canada applicable therein in connection with the authorization, execution and delivery of this Agreement and the Canadian Underwriting Agreement;

          (xi) Under the laws of the Province of British Columbia and the laws of Canada applicable therein and under the practice of the courts of the Province of British Columbia, all as at the date hereof, such courts would give effect to the choice by the Company of New York law as the law governing this Agreement, subject to proof of such laws as a question of fact, provided that a court of British Columbia will not recognize or apply any law of the State of New York to the extent, if any, that such law is found by the court:

               (A) to be procedural in nature;
               (B) to be of a revenue, expropriatory or penal nature; or
               (C) to be inconsistent with public policy in British
                   Columbia;

          (xii) The U.S. Underwriters are each entitled to sue as plaintiff in the courts of the Province of British Columbia for the enforcement of their rights against the Company in respect of this Agreement, PROVIDED that, in the case of any U.S. Underwriter which is a corporation that carries on business in British Columbia, such corporation is duly registered to carry on such business under the Company Act (British Columbia). Subject to the foregoing, access to the courts of the Province of British Columbia will not be subject to any conditions which are not applicable to nationals or residents of Canada or domestic corporations, except that the furnishing of security for costs in such proceedings may be required;

          (xiii) A court of competent jurisdiction in British Columbia will entertain suit upon a final and conclusive judgment in personam on the merits respecting the enforcement of this Agreement, against the Company for a sum certain in money by any federal or state court located in the City of New York that is not impeachable as void or voidable under the internal laws of the State of New York and will enforce such judgment in such suit without reconsideration of the merits, PROVIDED that:

               (A) service of process is made in compliance with the provisions of this Agreement;

               (B) such judgment is not obtained by fraud or in violation of the rules of natural justice and that the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of British Columbia;

               (C) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws;

               (D) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by such court in British Columbia;

               (E) an action to enforce the judgment is commenced within six years of the date of the judgment;

               (F) such judgment, if a default judgment, does not contain any manifest error on the face of such judgment; and

               (G) enforcement would not be contrary to any order made by the Attorney-General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT (CANADA) or any order made by the Competition Tribunal under the COMPETITION ACT (CANADA) in respect of certain judgments (as therein defined). At the date thereof, no such orders are outstanding which would affect the enforcement of any such judgment; and

               (H) under the Currency Act (Canada), a British Columbia court may only give judgment in Canadian dollars;

          (xiv) The statements set forth in the U.S. Prospectus under the caption "Certain Canadian Federal Tax Consequences" are hereby confirmed, the statements set forth in the Basic Prospectus and in the

     Canadian Prospectus under the captions "Description of Share Capital", insofar as they constitute matters of law or legal conclusions, are accurate and correct and the attributes of the Common Shares conform in all material respects to the descriptions thereof set forth in the Prospectuses; and

          (xv) The statements set forth in the Canadian Prospectus under the caption "Eligibility for Investment" are hereby confirmed (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of other counsel, provided that such counsel shall state that they believe that both you and they are justified in so relying upon such opinions).

          In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company and, as to matters of law, may rely upon an opinion or opinions (including the opinion delivered pursuant to paragraph (d)), each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the Province of British Columbia, provided that (1) each such other counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance reasonably satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the U.S. Underwriters are justified in relying thereon..

     (d) You shall have received on the Closing Date an opinion of Thelen, Marrin, Johnson & Bridges LLP, U.S. counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

          (i) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectuses) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinions in this clause upon opinions of other counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

          (ii) Each Significant Subsidiary is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification and in which the failure to so qualify would have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of other counsel and in respect of matters of fact upon certificates of officers of Significant Subsidiaries and state officials, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and officers' certificates);

          (iii) The Registration Statement and all post-effective amendments, if any, have become effective under the Securities Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

          (iv) Assuming that the Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the U.S. Underwriters as provided therein, and that this Agreement has been duly authorized, executed and delivered by the Company, such document is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency or similar laws affecting creditors rights generally and to general principles of equity and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or the public policy underlying such laws;

          (v) No Significant Subsidiary is (A) in violation of its certificate or articles of incorporation or in material violation of its bylaws or (B) to the best knowledge of such counsel after reasonable inquiry, in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectuses or where any such default or defaults in the aggregate would not have a Material Adverse Effect;

          (vi) To the best of such counsel's knowledge, neither the issuance, sale or delivery of the Shares, nor the execution, delivery or performance of this Agreement or the Canadian Underwriting Agreement, or compliance by the Company with all provisions of this Agreement and the Canadian Underwriting Agreement, nor consummation by the Company of the transactions contemplated hereby or by the Canadian Underwriting

     Agreement conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the altered memorandum and articles of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound, which conflict, breach or default would have a Material Adverse Effect or, except as disclosed in the Registration Statement, will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any such agreement, indenture, lease or other instrument, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky law), judgment, injunction, order or decree known to such counsel after reasonable inquiry, and applicable to the Company or any of its properties, which violation would have a Material Adverse Effect;

          (vii) No consent, approval, authorization or other order, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official in the United States is required on the part of the Company (except as have been obtained under the Securities Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the U.S. Underwriters as contemplated by this Agreement;

          (viii) To the best of such counsel's knowledge and other than as set forth in the Prospectuses, there are no legal or governmental proceedings pending in the United States to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

          (ix) The statements set forth in the U.S. Prospectus under the caption "Certain United States Federal Tax Consequences" are hereby confirmed;

          (x) None of the Company nor any Significant Subsidiary is, and, after giving effect to the offering and sale of the Shares, none of the Company nor any of the Significant Subsidiaries will be, an "investment company" or an entity "controlled" by an "investment company" required to register under the Investment Company Act of 1940, as amended;

          (xi) The documents incorporated by reference in the Prospectuses (other than the financial statements and other financial data and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and they have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

          (xii) The Registration Statement and the U.S. Prospectus (other than the financial statements and other financial data and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

          In addition, such counsel shall state that although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or the Prospectuses, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including general review and discussion of the contents thereof but has made no independent check or verification thereof (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), and no facts have come to the attention of such counsel that would lead them to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectuses, as of their respective dates and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectuses or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectuses, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectuses or necessary in order to make the statements in the Prospectuses, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no statement with respect to the financial statements, and other financial data and related schedules included in the Registration Statement or the Prospectuses).

          In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company and, as to matters of law, may rely upon an opinion or opinions (including the opinion delivered pursuant to paragraph (c)), each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that (1) each such other counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance reasonably satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the U.S. Underwriters are justified in relying thereon.

          (e) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the U.S. Underwriters, dated the Closing Date, with respect to the matters referred to in clauses (iii), (iv), (xii) (as to the U.S. Prospectus) and the paragraph immediately following clause (xii) of the foregoing paragraph (d) and such other related matters as you may request.

          (f) You shall have received on the Closing Date an opinion of McCarthy Tetrault, Canadian counsel for the U.S. Underwriters, dated the Closing Date, with respect to the matters referred to in clauses (iv) (except subclauses (A) and (B) thereof), (v), (viii) and (xv) of the foregoing paragraph (c) and such other related matters as you may request.

          (g) You shall have received letters addressed to you, as Representatives of the several U.S. Underwriters, and dated the date hereof and the Closing Date from KPMG, independent certified public accountants, substantially in the forms heretofore approved by you.

          (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued by any Securities Commission (as defined in the Canadian Underwriting Agreement) and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by any Securities Commission at or prior to the Closing Date;
     (iii) there shall not have been any material change in the share capital of the Company nor any material increase in the short-term or long-term debt of the Company and its subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); (iv) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole; (v) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and (vi) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(h) and in Section 8(i) hereof.

          (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (j) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (k) The Shares shall have been listed or approved for listing subject to notice of issuance on the New York Stock Exchange, The Toronto Stock Exchange and the Montreal Exchange.

          (l) The closing under the Canadian Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

          (m) The "lock-up" letters between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the statements made therein.

     The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 8 shall be dated the Option Closing Date in question and the opinions or letters called for by paragraphs (c), (d), (e) and
(f) shall be revised to reflect the sale of Additional Shares.

     9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder:(i) the preparation, printing or reproduction, translation, as applicable, and filing with the Commission and the Securities Commissions (as defined in the Canadian Underwriting Agreement), as applicable, of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectuses, the Incorporated Documents, and each amendment or supplement to any of them;(ii) the printing (or reproduction) and delivery (including postage, air freight (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectuses, the Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares;(iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares;(iv) the printing (or reproduction) and delivery of this Agreement, the Canadian Underwriting Agreement, the

Intersyndicate Agreement, the Supplemental Agreement Among U.S. Underwriters, the Agreement Among Managers, the Agreement Between U.S. Underwriters and Managers, the International Selling Agreement, the Managers' Questionnaire, the preliminary and supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed (or reproduced) and delivered in connection with the offering of the Shares;(v) the listing of the Shares on the New York Stock Exchange, The Toronto Stock Exchange and the Montreal Stock Exchange;(vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating thereto);(vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;(viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

     10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company.

     If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting U.S. Underwriter or U.S. Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters, to purchase the Shares which such defaulting U.S. Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such

Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectuses or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, The Toronto Stock Exchange, the Montreal Exchange or The Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Canada shall have been declared by either federal, state or provincial authorities, (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States or Canada is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the U.S. Underwriters, or (iv) the Canadian Underwriting Agreement shall have been terminated by the Canadian Underwriters pursuant to the provisions thereof.

     Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12. INFORMATION FURNISHED BY THE U.S. UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization and passive market making legends on the inside front cover page, and the statements in the first, second, fourth, eighth through eleventh, thirteenth and fourteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

     13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company at the office of the Company at The Loewen Group Inc., 4126 Norland Avenue, Burnaby, British Columbia, Canada, Attention: Chairman; or (ii) if to you, as Representatives of the several U.S. Underwriters, to Smith Barney Inc., 388 Greenwich Street, New
York, New York 10013, Attention:                                   .

     This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

     13. CONSENT TO SERVICE OF PROCESS. The Company irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court located in the City of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (iii) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Thelen, Marrin, Johnson & Bridges LLP, 330 Madison Avenue, New York, NY 10017, Attention: David P. Graybeal, Esq., as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court located in the City of New York by any U.S. Underwriter or by any person who controls any U.S. Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, designation of an authorized agent does not constitute submission to jurisdiction or consent to service of process in any legal action or proceeding predicated on United States federal or state securities laws.

     14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several U.S. Underwriters.

                                   Very truly yours,

                                   THE LOEWEN GROUP INC.


                                   By: ____________________________
                                       Title:


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several U.S.
Underwriters named in Schedule I
hereto.


SMITH BARNEY INC.
ALEX BROWN & SONS INCORPORATED
GOLDMAN, SACHS & CO.
NESBITT BURNS SECURITIES INC.
As Representatives of the Several U.S. Underwriters

By:  SMITH BARNEY INC.


By: ___________________________________
    Title:

                                   SCHEDULE I

                                U.S. UNDERWRITERS
                                -----------------


                                                   Number of
                                                   Firm Shares
      Underwriter                                 To Be Purchased
      -----------                                 ---------------

Smith Barney Inc.
Alex Brown & Sons Incorporated
Goldman, Sachs & Co.
Nesbitt Burns Securities Inc.













                                             ----------------


Total U.S. Firm Shares
                                             ----------------
                                             ----------------